                                                                   EXHIBIT 10.02


                               VOTING AGREEMENT

     This Voting Agreement (this "Agreement") dated November 10, 1995 is made
                                  ---------
and entered into by Computer 2000, Inc., a Delaware corporation ("Comp 2000")
                                                                  ---------
for the benefit of certain principal shareholders ("Principal Shareholders") and
                                                    ----------------------
the directors of Robec, Inc., a Pennsylvania corporation ("Robec").
                                                           -----

                                   WITNESSETH

     WHEREAS, Robec, AmeriQuest Technologies, Inc., a Delaware corporation

("AmeriQuest") and the Principal Shareholders are parties to an Amended and
------------
Restated Agreement and Plan of Reorganization effective as of August 11, 1994, as amended (the "Merger Agreement");
                 ----------------

     WHEREAS, on September 22, 1994, pursuant to the terms of the Merger Agreement, the Principal. Shareholders exchanged certain shares of Robec common stock held by them for shares of AmeriQuest common stock (the "Exchange");
                                                               --------

     WHEREAS, pursuant to the terms of Section 1.01 of the Merger Agreement additional shares of AmeriQuest common stock must be issued to the Principal Shareholders in consideration of the Exchange;

     WHEREAS, pursuant to the terms of an Exchange Agreement of even date herewith (the "Exchange Agreement") by and among AmeriQuest and the Principal
              -------------------
Shareholders, the Principal Shareholders have agreed to receive, in lieu of such additional shares of AmeriQuest common stock, shares of AmeriQuest Series G Preferred Stock (as defined in the Exchange Agreement);

     WHEREAS, Comp 2000 is the principal stockholder of AmeriQuest and will benefit from the execution of the Exchange Agreement by the Principal Shareholders; and

     WHEREAS, in order to induce the Principal Shareholders to enter into the Exchange Agreement, Comp 2000 has agreed as set forth herein:

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Comp 2000, intending to be legally bound, hereby agree as follows:

     1.   Covenants of Comp 2000. Comp 2000 shall vote the shares of AmeriQuest
          ----------------------
capital stock owned by it and entitled to vote thereon in favor of (A) increasing the authorized capital stock of AmeriQuest such that there is a sufficient number of authorized shares of common stock to effect the conversion or exercise of all currently outstanding shares of AmeriQuest preferred stock and all currently outstanding rights, options, warrants or other securities convertible or exercisable for shares of AmeriQuest common stock or convertible preferred stock and (B) approving the conversion of the Series G Preferred Stock in accordance

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 with its terms. Comp 2000 agrees not to sell or transfer any shares of its
 AmeriQuest capital stock unless the purchaser thereof makes the same undertakings to the Principal Shareholders as are contained herein and agrees not to take any other action that would prevent it from voting such shares in accordance with the foregoing sentence.

     2.   Registration on Form S-3. Comp 2000 agrees to use its best efforts to
          ------------------------
cause the AmeriQuest stockholders to authorize such increase in the authorized common stock of AmeriQuest and such conversion of the Series G Preferred Stock and to cause a shelf registration on Form S-3 covering the resale by the Principal Shareholders in the public market in brokers' transactions (as defined in Rule 144 under the Securities Act of 1933, as amended), of the shares of common stock of AmeriQuest that the Principal Shareholders receive upon conversion of their shares of the Series G Preferred Stock of AmeriQuest (the "Shelf Registration") to become effective as soon as practicable and to cause
 ------------------
the Shelf Registration to remain effective until the earlier of (a) the second anniversary of the issuance of the Series G Preferred Stock (except that, as long as any Principal Shareholders holds shares of AmeriQuest common stock issued upon conversion of the Series G Preferred Stock that constitute more than 1% of the number of shares of AmeriQuest common stock then outstanding, the registration statement will remain effective until the third anniversary of the issuance of the Series G Preferred Stock )or (b) none of the Principal shareholders continues to hold any of the AmeriQuest common stock issued upon such conversion .

     3.   Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

     4.   Power and Authority.  Comp 2000 represents and warrants that it has
          -------------------
full power and authority to enter into this Agreement, and that this Agreement constitutes its valid and binding obligations, enforceable against it in accordance with the terms hereof.

     5.   Governing Law.  This Agreement shall be interpreted and enforced in
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accordance with the laws of the Commonwealth of Pennsylvania without application of the principle of conflicts of law.

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     WHEREFORE, Comp 2000 has delivered this Agreement as of the date first set forth above .

Attest:                          Computer 2000, Inc.



____________________             By: /s/ Steve DeWindt
                                    __________________________



                                 Its: Chief Executive Officer
                                     __________________________



     Robec, Inc. and the Principal Shareholders acknowledge this Voting
Agreement.

                                 ROBEC, INC.

Attest:

/s/ Robert S. Beckett            /s/ Robert H. Beckett
____________________________     ___________________________________
Robert S. Beckett, Secretary     Robert H. Beckett, Chairman, Chief
                                 Executive Officer and President


                                 PRINCIPAL SHAREHOLDERS

                                 /s/ Robert H. Beckett
                                 ___________________________________
                                 Robert H. Beckett

                                 /s/ Robert S. Beckett
                                 ___________________________________
                                 Robert S. Beckett

                                 /s/ Alexander C. Kramer, Jr.
                                 ___________________________________
                                 Alexander C. Kramer, Jr.

                                 /s/ G. Wesley McKinney
                                 ___________________________________
                                 G. Wesley McKinney


                       SIGNATURE PAGE TO VOTING AGREEMENT

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     Computer 2000 AG, a limited liability company duly organized under the laws of the Federal Republic of Germany, hereby agrees to cause its wholly-owned subsidiary, Computer 2000, Inc., to perform the obligations that Computer 2000, Inc. has under the foregoing Voting Agreement dated November 10, 1995.


Dated:  November 11, 1995        Computer 2000 AG


                                 By: /s/ Klaus Laufen
                                    ________________________________

                                 Its: Chief Financial Officer
                                     _______________________________

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